Exhibit 3.2



State of New York        )
                         )ss:
Department of State      )

I hereby certify, that ACCIDENT PREVENTION PLUS LLC a NEW YORK limited liability company filed a Certificate of Articles of Organization pursuant to section 203 of the Limited Liability Company Law on 02/01/1996, and that the limited liability company is subsisting so far as shown by the records of the Department.

A Certificate of Affidavit of Publication of ACCIDENT PREVENTION PLUS LLC was filed on 05/13/1996.

A Certificate of Affidavit of Publication of ACCIDENT PREVENTION PLUS LLC was filed on 05/13/1996.

The limited liability company has filed proofs of publication under section 206
(c) of the Limited Liability Company Law.

                                       ***

                                        Witness my hand and the official seal
                                        of the Department of state at the City
                                        of Albany, this 04th day of June one
                                        thousand nine hundred and ninety-seven.



                                        /s/
                                        Special Deputy Secretary of State






199706050355 63

                            ARTICLES OF ORGANIZATION

                                       OF

                          ACCIDENT PREVENTION PLUS LLC

          (Under section Two Hundred Three of the Limited Company Law)

     The undersigned person, acting as an organizer the limited liability company hereinafter named, sets forth the following statements.

     FIRST: The name of the limited liability company (the "Company") is ACCIDENT PREVENTION PLUS LLC,

     SECOND: The county within the state of New York in which the office of the Company is to be located is the County of Suffolk.

     THIRD: The Company is not to have a specific date of dissolution in addition to the events of dissolution a forth in Section 701 of the New York Limited Liability Company Law.

     FOURTH: The Secretary of State of the State New York is designated as agent of the Company upon whom process against it may be served. The post office address within or without the State of New York to which the Secretary of State of the State of New York shall mail copy of any process against the Company served upon him: Suite 3500, 101 Park Avenue, New York, NY 10178, Attention:
William B. Sherman.

     FIFTH: The Company is to be managed by one or more members.

     SIXTH: No member or manager of the Company is liable for any debts, obligations, or liabilities of the Company or each other except as required by
Section 609 of the New York Limited Liability Company Law and other applicable laws.

     SEVENTH: The business purpose for which the Company is formed to (a) to engage in any lawful act or activity for which limited liability companies may be organized under the New York Limited Liability Company Law; (b) to exercise all other powers necessary to, or reasonably connected with, the Company's business which may be legally exercised by limited liability companies under New York law; and (c) to engage in all activities necessary, customary, convenient, or incident to any of the foregoing.

     IN WITNESS WHEREOF, I have signed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Dated:  January 30, 1996


                                        /s/  William B. Sherman
                                        ----------------------------------------
                                        William B. Sherman, Organizer

                               [Graphic Omitted]

                               State of New York

George E. Pataki
   Governor



     I would like to congratulate you on the formation of your business in New York State. I am pleased that you have chosen the Empire State because we are moving aggressively to transform New York into a business-friendly state.

     My administration will continually strive to provide your business with incentives for job creation and economic opportunity. We will also work diligently to cut back on unnecessary regulations that hurt your ability to compete.

     Please be assured that I will make every effort to ensure that your business experience in the state is rewarding. Thank you for your confidence in New York.

     Once again, congratulations and best wishes.

                                       Very truly yours,




                                       /s/  George E. Pataki
                                       George E. Pataki
                                       Governor




Executive Chamber                    State Capital                  Albany 12224

State of New York   )
                    ) ss.
Department of State )


I hereby certify that I have compared the annexed copy of the original document filed by the Department of State and that the same is a correct transcript of said original.


     Witness my hand and seal of the Department of State on Feb - 1, 1996.



[Graphic Seal Omitted]


                                        /s/  Alexander F. Treadwell

                                        Secretary of State

                            LIMITED LIABILITY COMPANY

                               OPERATING AGREEMENT

                        FOR ACCIDENT PREVENTION PLUS LLC

                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I     Definitions ......................................               1

     Section 1.1    Defined Terms ..............................               1

ARTICLE II    Formation of Company .............................               4

     Section 2.1    Formation of Limited Liability Company .....               4
     Section 2.2    Name .......................................               4
     Section 2.3    Business of Company ........................               4
     Section 2.4    Principal Place of Business ................               5
     Section 2.5    Registered Office and Agent ................               5
     Section 2.6    Term .......................................               5
     Section 2.7    Qualification in Other Jurisdictions .......               5

ARTICLE III   Members, Membership Interests ....................               5

     Section 3.1    Names, Addresses and Capital Contributions
                     of Members ................................               5
     Section 3.2    Capital and Capital Accounts ...............               6
     Section 3.3    Admission of Additional Members ............               6
     Section 3.4    Representations and Warranties .............               7
     Section 3.5    Failure to Make Additional Capital
                     Contribution ..............................               8

ARTICLE IV    Management and Control of Business ...............               8

     Section 4.1    Management .................................               8
     Section 4.2    Number of Managers .........................               8
     Section 4.3    Tax Matters Manager ........................               8
     Section 4.4    Compensation ...............................               9
     Section 4.5    Meetings of Managers .......................               9
     Section 4.6    Resignation of Managers ....................              10
     Section 4.7    Removal of a Manager .......................              10
     Section 4.8    Liability for Certain Acts .................              10
     Section 4.9    Indemnification ............................              11
     Section 4.10   Officers ...................................              11
     Section 4.11   Voting .....................................              12
     Section 4.12   Annual Budget ..............................              12

                                      (i)

                                                                            Page

ARTICLE V     Members ..........................................              12

     Section 5.1    Meetings of Members ........................              12
     Section 5.2    Meetings without Notice ....................              12
     Section 5.3    Means of Cmmunication ......................              13
     Section 5.4    Election of Managers .......................              13
     Section 5.5    Liability ..................................              13
     Section 5.6    Indemnification ............................              13
     Section 5.7    Restriction of Members' Rights of Manger ...              13

ARTICLE VI    Accounting and Records ...........................              13

     Section 6.1    Accounting and Records .....................              13
     Section 6.2    Annual and tax Information .................              14
     Section 6.3    Federal Income Tax Elections ...............              14

ARTICLE VII   Allocations; Distributions; and Interests ........              14

     Section 7.1    Allocation of Net Profits and Net Losses ...              14
     Section 7.2    Distributions ..............................              14
     Section 7.3    Tax Distributions ..........................              14
     Section 7.4    Tax Allocations ............................              15
     Section 7.5    Revaluation of Company Property ............              15
     Section 7.6    Allocation of Income and Loss and
                     Distributions in Respect to Percentage
                     Interests Transferred .....................              16

ARTICLE VIII  Changes in Members ...............................              16

     Section 8.1    Restrictions on Transfer ...................              16
     Section 8.2    Permitted Transfers ........................              17
     Section 8.3    Substitute Members .........................              17
     Section 8.4    Effect of Transfer .........................              18
     Section 8.5    Purchase Agreement .........................              18

ARTICLE IX    Termination ......................................              19

     Section 9.1    Termination of the Company .................              19
     Section 9.2    Distribution of Assets .....................              19

ARTICLE X     Miscellaneous ....................................              20

     Section 10.1   Entire Agreement ...........................              20
     Section 10.2   Governing Law ..............................              20

                                      (ii)

                                                                            Page


     Section 10.3   Binding Effect .............................              20
     Section 10.4   Headings ...................................              20
     Section 10.5   Severability ...............................              20
     Section 10.6   Multiple Counterparts ......................              21
     Section 10.7   Additional Documents and Acts ..............              21
     Section 10.8   Notices ....................................              21
     Section 10.9   Amendments .................................              21
     Section 10.10  Power of Attorney ..........................              21
     Section 10.11  Title To Company Property ..................              22
     Section 10.12  Waivers ....................................              22





                                     (iii)

     THIS LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "Agreement") is made and entered into this 26 DAY OF JANUARY, 1996 by and among the persons set forth on Exhibit A hereto (collectively the "Members").

     WHEREAS, Accident Prevention Plus LLC, a New York limited liability company (the "Company") has been formed by the filing of the Articles of Organization, dated November __ , 1995, with the Secretary of State of the State of New York pursuant to the New York Limited Liability Company Law (the "New York Law");

     WHEREAS, the parties hereto as the Members of the Company enter into this Limited Liability Company Operating Agreement as their binding agreement and for all purposes permitted to a limited liability company agreement under New York Law;

     NOW, THEREFORE, in consideration of mutual covenants contained herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:


                                    ARTICLE 1

                                   Definitions

     Section 1.1. Defined Terms. The capitalized terms used in this Agreement shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the meanings set forth below:

     (a) "Agreement" shall, mean the Limited Liability Company Operating Agreement of the Company, as amended, modified, supplemented or restated &om time to time.

     (b) "Allowed Transferee" shall have the meaning set forth in Section 8.5.

     (c) "Annual Budget" shall mean the annual budget of the Company as described in Section 4.12.

     (d) "Available Cash" or "Mailable Cash Flow" of the Company shall mean all cash funds of the Company on hand from time to time (other than cash funds obtained as contributions to the capital of the Company by the Members and cash funds obtained from loans to the Company unless expressly determined by the Managers to be considered part of Available Cash) after (1) payment of all operating expenses of the Company as of such time, (ii) provision for payment of all outstanding and unpaid current obligations of the Company as of such time, and (iii) provision for a working capital reserve as determined by the Managers.

     (e) "Bankruptcy" shall mean, and a Member shall be deemed a "Bankrupt Member" upon (i) the entry of a decree or order for reLief against the Member by a court of competent jurisdiction in any involuntary ease brought against the Member under any bankruptcy, insolvency or other similar law (collectively, "Debtor Relief Laws") generally affecting the rights of creditors and relief of debtors now or hereafter in effect, (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent under applicable Debtor Relief Laws for the Member or for any substantial part of its assets or property, (iii) the ordering of the winding-up or liquidation of the Member's affairs, (iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of 180 days or which is not dismissed or suspended pursuant to Section 305' of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law), (v) the commencement by the Member of a voluntary case under any applicable Debtor Relief Laws now or hereafter in effect, (vi) the consent by the Member to the entry of an order for relief in an involuntary case under any such law or to the appointment of or the taking of possession.by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent under any applicable Debtor Relief Laws for the Member or for any substantial part of its assets or property, or (vii) the making by a Member of any general assignment for the benefit of its creditors.

     (f) "Book Value'~' shall mean the consolidated net asset value per Percentage Interest of the Company as at the end of any month as determined by the Company's independent certified public accountants, whose determination shall be final.

     (g) "Capital Account" shall mean, for each Member, the account in the books and records of the Company consisting of (1) the amount of cash such Member has contributed to the Company, plus (ii) the agreed fair market value of any property such Member has contributed to the Company, net of any liabilities assumed by the Company or to which such property is subject as provided under
Section 752 of the Code, plus (iii) the amount of profits, income or gain (including tax-exempt income) allocated to such Member, less (iv) the amount of losses and deductions allocated to such Member, less (v) the amount of all cash distributed to such Member, less (vi) the fair market value of any property distributed to such Member, net of any liability assumed by such Member or to which such property is subject, less (vii) such Member's share of any other expenditures which are not deductible by the Company for federal income tax purposes or which are not allowable as additions to the basis of Company property, and (viii) such other adjustments as may be required under the Code.

     (h) "Capital Contribution" shall mean the total value of cash and agreed fair market value of property contributed and agreed to be contributed to the Company by each Member, as shown in Exhibit A, as the same may be amended from time to time.

     (i) "Closipg" shall have the meaning set forth in Section 8.5.

     (j) "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of any succeeding law.

     (k) "Company" shall mean Accident Prevention Plus LLC.

     (1) "Dissolution Event" shall have the meaning ascribed to that term in
Section 9 of this Agreement.

     (m) "Entity" shall mean any association, corporation, general partnership, limited partnership, limited liability company, joint stock association, joint venture, trust, business trust, cooperative, and any foreign association of like structure.

     (n) "Exercise Event" shall mean: (a) the death of a Member; or (b) the termination, with or without cause, for any reason, of a Member's employment relationship with the Company.

     (o) "Fiscal Year" shall mean, for the Company's financial reporting and federal income tax purposes, a period commencing January 1 and ending December 31 of each year, or such other period as the Managers may determine.

     (p) "Former Member" shall have the meaning ascribed to that term in Section 9(b) of this Agreement.

     (q) "Manager" shall refer to one or more persons or entities acting as nianager or managers for the Company as defined in Section 4.1.

     (r) "Majority Vote" shall mean, with respect to action to be taken by the Managers, the affirmative vote or consent of at least a majority of the Managers present at a meeting duly called in accordance with Section 4.5 hereof at which a quoruni is present.

     (s) "Member" shall have the meaning set forth in Section 3.1.

     (t)"Net Losses" shall mean, for each Fiscal Year, the losses and deductions of the Company determined in accordance with the cash method of accounting and as reorted, separately or in the aggregate, as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any expenditures described in Section 705(a)(2)(B) of the Code.

     (u) "Net Profits" shall mean, for each Fiscal Year, the income and gain of the Company determined in accordance with the cash method of accounting and as reported, separately or in the aggregate, as appropriate, on the Company's information tax return filed for federal income tax purposes, plus any income described in Section 705(a)(l)Q3) of the Code.

     (v) "New York Law" shall have the meaning ascribed that term in the first Whereas Clause.

     (w) "Percentaged Interests" of a Member shall mean the interest of such Member in the Company, expressed as a percent of the aggregate of all interests in the Company. The Percentage Interest of a Member shall be set forth opposite the name of such Member under the column "Percentage Interest" in Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to the terms hereof.

     (x) "Person" shall mean any individual or Entity, and the heirs, executors, administrators, successors and assigns of any such Person where the context so requires.

     (y) "Regulations" means, the permanent, temporary, proposed, or proposed and temporary regulations of the Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

     (z) "Tax Matters Manager" shall have the meaning ascribed to that term in
Section 4.3 of this Agreement.


                                   ARTICLE II

                              Formation of Company

     Section 2.1. Formation of Limited Liability Company. On behalf of the Members, an authorized person has formed a New York limited liability company under the laws of the State of New York by the filing of Articles of Organization for the Company pursuant to New York law.

     Section 2.2. Name. The name of the Company is Accident Prevention Plus LLC.

     Section 2.3. Business of Company. The business of the Company shall be as follows;

     (a) To engage in any lawful act or activity for which limited liability companies may be organized under New York law;

     (b) To exercise all other powers necessary to, or reasonably connected with, the Company's business which may be legally exercised by limited liability companies under New York law; and

     (c) To engage in all activities nccessary, customary, convenient, or inaident to any of the foregoing.

     Section 2.4. Principal Place of Business. The principal place of business of the Company shall be in Hauppauge, N.Y. The Company may locate its place of business and registered office at any other place or places as the Managers may from time to time deem advisable.

     Section 2.5. Registered Office and Agent. The New York Secretary of State is designated as agent of the Company upon whom process against it may be served. The registered agent of the Company upon whom process against it may be served is LEXIS Document Services, 194 Washington Avenue, 4th Floor, Albany, New. York 12210.

     Section 2.6. Term. The Company shall be dissolved and its affairs wound up in accordance with the terms of the New York Law and this Agreement.

     Section 2.7. Qualification in Other Jurisdictions. The Managers shall cause the Company to be qualified, or registered, under assumed or fictitious name statutes or similar laws in which the Company transacts business in which such qualification or registration is required or desirable. The Managers shall execute, and deliver any file certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business.


                                   ARTICLE III

                          Members, Membership Interests

     Section 3.1. Names, Addresses1 and Capital Contributions of Members. Members (who are collectively referred to as the "Members" and individually referred to as a "Member"), their respective addresses, their Capital Contributions to the Company and their respective Percentage Interests in the Company are set forth on Exhibit A, attached hereto and made a part hereof.

     Section 3.2. Capital and Capital Accounts.

     (a) Each Member shall mak the following initial Capital Contributions:

         Richard Goodhart                The property (the "Goodhart  Property")
                                         described on Exhibit B hereto.

         Steven H. Wahrman               $100,000

     In addition, Steven H. Wahrman ("Wahrman") hereby agrees to make an additional Capital Contribution in the amount set forth on Exhibit A upon the determination of a Majority Vote of the Managers that such additional Capital Contribution is needed to enable the Company to conduct its business: Such Capital Contribution shall be due within ten (10) business days following receipt of notice from the Company that such Capital Contribution is required. No interest shall be paid on any Capital Contribution.

     (b) No additional calls for Capital Contributions may be made to the Members except as set forth herein or except as otherwise agreed by all of the Members.

     (c) No Member shall have the right to withdraw the Member's Capital Contribution or to demand and receive property of the Company or any distribution in return for the Member's Capital Contribution, except as may be specifically provided in this Agreement or required by law (excluding any law which grants such a right in the absence of a negating provision in this Agreement).

     Section 3.3. Admission of Additional Members. (a) The Members may admit to the Company additional Members who will participate in the profits, losses, Available Cash Flow and ownership of the capital of the Company on such terms as are determined by a majority of the Managers.

     (b) If a majority of the Managers approve a bona fide offer for the admission of an additional Member (the "Proposed Member") pursuant to Section 3.3(a), the Company shall notify each of the Members in writing by certified or registered mail, postage prepaid, of such desire to admit an additional Member, which notice shall include the bona tide offering price, the nature of the consideration, the Percentage Interest to be issued, the terms of the offer, and the identity of the Proposed Member, together with a true and complete copy of the written offer to the Proposed Member, and the Company shall make an offer to issue to the Members the Percentage lnterest specified in the aforesaid bona fide offer upon the terms and conditions contained in the offer made to the Proposed Member, provided, however, if the consideration to be paid under the terms of the bona tide offer is not all cash, that portion of the consideration which is not cash, shall be valued at its fair market value and the Members shall be entitled to accept the offer~madc to them and pay all the consideration in cash.

     (e) The offer to the Members shall remain open for a period of thirty (30) days from the date of receipt by the Members of such offer. Within such thirty
(30) day. period, the Members may, by written notice to the Company, exercise their rights to purchase all or any part of the Percentage Interest which the Company is offering in accordance with subparagraph (d) below. If the aggregate amount desired to be purchased by the Members pursuant to the preceding sentence exceeds the Percentage Interest offered, the exercising Members shall each be entitled to purchase a proportionate amount based on their then Percentage Interests.

     (d) If a Member exercises its right to purchase all or any part of the Percentage Interest so offered, promptly after receipt by the Company of notice to that effect, the Company shall transfer and deliver to the Member the Percentage Interest to be issued to such Member pursuant to his exercise of his purchase right against payment by such Member of the purchase price.

     (e) If the Members fail to accept all of the Percentage Interest which is offered to them within such thirty (30) day period, the offer shall be deemed rejected with respect to the unaccepted portion and the Company shall thereupon be at liberty to issue the unaccepted portion of such Percentage Interest which was specified in the offer to the Proposed Member on the terms and conditions of said bona tide offer. If the Company does not dispose of said Percentage Interest pursuant to the prior sentence within thirty (30) days from the expiration of the aforesaid thirty (30) day period, then it shall not thereafter dispose of said Percentage Interest without against first offering same to the Members in accordance with this Section 3.3.

     (f) The Company shall obtain from any purchaser of an interest in the Company hereunder the Purchaser's agreement to be bound by the terms and conditions hereof as a condition to its purchase of such interest.

     Section 3.4. Representations and Warranties. Each Member, and in the case of an organization, the person(s) executing the Agreement on behalf of the organization, hereby represent(s) and warrant(s) to the Company and each other Member that: (a) if the Member is a organization, that it is duty organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and deliver the Agreement and to perform its obligations hereunder; (b) the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest; and (c) the interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

     Section 3.5. Failure to Make Additional Capital Contribution. If Wahrman fails to make the additional Capital Contribution (the "Required Contribution") specified in Section 3.2 when and as due, (or any . part thereof) (a "Defaulted Contribution") on the date due, which default continues for thirty (30) days after written notice of such failure to pay, the Company shall have the right to redeem Wahrman's interest in the Company by paying Wahrman an amount equal to the sum of all Capital Contributions made by Wahrman (the "Redemption Payment"). The Company may elect to exercise such right by delivering to Wahnnan a written notice (the "Redemption Notice") to such effect within 30 days after the expiration of the 30-day period mentioned in the prior sentence. The closing of the redemption shall take place 60 days after the Redemption Notice at which time the Company shall purchase from Wahrman and Wahrnmn shall sell to the Company his entire interest in the Company and the Company shall pay to Wahrman the Redemption Payment.

                                   ARTICLE IV

                       Management and Control of Business

     Section 4.1. Management. (a) Management of the Company shall be vested exclusively in the managers (each, a "Manager" and collectively, the "Managers") selected by the Members, with (i) two (2) managers (the "Goodhart Managers") selected by Richard Goodhart ("Goodhart"), (ii) two (2) managers (the "Wahrman Managers") selected by Wahrman and (iii) one manager (the "Daveau Manager") selected by Jean-Paul Daveau. The Managers shall be authorized and empowered on behalf of and in the name of the Company to carry out any and all objectives and purposes of the Company and toperform all acts and enter into and perform all contracts and other undertakings that they may deem necessary or advisable or incidental thereto.

     (b)If Wahrman fails to make the Required Contribution when and as due and such default continues for thirty (30) days after written notice of such failure to pay, Wahrman's right to appoint the Wahrman Managers shall cease.

     Section 4.2. Number of Managers. The number of Managers shall be set at five.

     Section 4.3. Tax Matters Manager. The Managers shall designate one oftheir number to act as the "Tax Matters Manager", who shall be responsible for all elections under the Code and other tax matters pursuant to Articles VI and VII hereof.The Tax Matters Manager shall be considered the "Tax Matters Partner" for purposes of Section 623 l(a)(7) of the Code. The Company shall be treated as a partnership for U.S. Federal Income tax purposes.

     Section 4.4. Compensation. The Managers may from time to time by resolution authorize the payment of fees or other compensation to the Managers for services as such to the Company, including, but not limited to, fees for attendance at all meetings of the Managers, and to determine the amount of such fees and compensation. Managers shall in any event be paid their traveling expenses for attendance at all meetings of the Managers.

     Section 4.5. Meetings of Managers.

      (a) The Managers shall provide for the holding of regular meetings with or without notice inside or outside of New York at least four (4) times a year. Annual meetings Of the Managers shall be held each year at the close of the annual Members' meeting or shortly thereafter, in such place br places as the Managers may determine. Special meetings of the Managers shall be called upon the request of any Manager. Any and all actions to be taken by the Managers, which are not in the day to day operation of the Company, shall be by [unanimous) consent or vote of the Managers entitled to vote.

     (b) The Company shall deliver or mail written notice stating the date, time, and place of any meeting of Managers, other than a regular meeting, at such address as appears In the records of the Company, such notice to be mailed at least five (5) days before the date of the meeting or by delivering the saine to such Manager personally or by telephone or telefax at least one (1) day prior to the meeting, unless, in case of exigency a majority of the Managers or Members shall prescribe a shorier notice, to be given personally or by telephone, telefax, cable or wireless to all or any one or more Managers at such address. A Manager may waive notice of any meeting, before or after the date of the meeting, by delivering a signed waiver to the Company for inclusion in the minutes of the Company. A Manager's attendance at any meeting waives objection to lack of notice or defective notice of the meeting.

     (c) A quorum of Managers shall be the presence of at least one Goodhart Manager and one Walirman Manager at any meeting of Managers.

     (d) Any action required or permitted to be taken at a Managers' meeting may be taken without a meeting if the action is approved by all of the Managers entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the Managers entitled to vote on the action, and delivered to the Company for inclusion in the minutes.

     (e) Any or all Managers may participate in any annual or special Managers' meeting by, or through the use of, any means of communication by which all

Managers participating may simultaneously hear each other during the meeting. A Manager so participating is deemed to be present in person at the meeting.

     Section 4.6. Resignation of Mgnagers. A Manager may resign as Manager at any time by giving written notice thereof to the other Managers or, if there are no other Managers, to the president or the secretary or, if no president or secretary, to the Members, Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof-, and unless otherwise specified therein, the, acceptance of any resignation shall not be necessary to make it effective. In the event that either or both of the Goodhart Managers resigns, or in the event that either or both of tile Goodhart Managers dies or becomes mentally incapacitated, Goodliart or his legal representative in the case of the death or incapacitation of Goodhart shall have the right to elect a successor Manager(s); in the event either or both of the Wahrman Managers resigns or in the event that either or both of the Wahrman Managers dies or becomes mentally incapacitated, Wahrman or his legal representative in the case of the death or incapacitation of Wahrman shall have the right to elect a successor Manager; and in the event that the Daveau Manager resigns or in the event the Daveau Manager dies or becomcs incapacitated, Daveau or his legal representative in the case of the death or incapacitation of DaveaLl shall have the right to elect a successor Manager. The election of a successor Manager sliall be effective as of the date the Company receives written notifitcation of the election of a successor Manager by the electing Member. The Company shall take all such actions and make all filings required under the Act to complete the valid election of the successor Manager,

     Section 4.7. Removal of a Manage . The Goodhart Managers may be removed, with or without cause, by Goodhart at any time. The Walirman Managers may be removed, with or without cause, by Wahrman at any time, and the Daveau Manager may be removed, with or without cause, by Daveau at any time. Any Member inay remove a Manager of the Company upon the commission by such Manager of gross negligence, willful misconduct, or fraud, or upon a material breach of his, her, or its obligations hereunder, in the handling of the Company's business and affairs. Upon such a removal, the Member who appointed the removed Manager sliall appoint a replacement for such removed Manager.

     Section 4.8. Liability for Certain Acts. Each Manager sliall exercise his or her business judgment in participating in the management of the business, operations and affairs of the Company. To the fullest extent permitted by law, the Managers sliall not be liable or obligated to the Members for any mistake of fact or judgment or for tile doing of any act or the failure to do any act by any Manager in conducting the business, operations and affairs of the Company, which may cause or result in any loss or damage to the Company or its Members. A Manager shall incur no liability to the Company or to any of the Members as a result of engaging in any other business or venture.

     Section 4.9. Indemnification. The Company shall indemnify, to the full extent and under the circumstances permitted by the New York Law any person, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that lie or she is or was a Manager or officer of the Company, or is or was an employee or agent of the Company, or is or was serving at the specific request of the Company as a Manager, officer, employee or agent of another company or other enterprise in which the Company owns, directly or indirectly, an equity interest or of which it may -be a creditor.

     This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by agreement, vote of Members or disinterested Managers or otherwise, and shall continue as to a person who has ceased to be a Manager, officer, employee or agent and shall inure to the benefit of the heirs, eyecutors, administrators and other legal representatives of such person. It is not intended that the provisions of this section be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of New York or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

     Section 4.10, Officers.
                   ---------

     (a) Titles and election. The Managers, in their discretion, may at any time appoint such officers of the Company as they deem advisable each of whom shall hold office at the pleasure of the Managers, except as may otherwise be approved by tile Managers or until his or her earlier resignation, removal or other termination of employment and shall perform such duties as may be prescribed or determined from time to tirne by the Managers. The initial officers of the Company shall be as follows: Richard Goodhart-Chief Executive Officer, Steven 1-1. Wahrman- President, Jean-Paul Daveau-Vice President of Engineering. Each of such officers shall enter into an Employment Agreement, substantially in the form of Exhibits 4.10 A, 4. 10 B and 4. 10 C, respectively, attached hereto. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by New York Law.

     (b) Resianations. Subject to the terms of any employment agreement entered into with an officer, any officer may resign at any time by giving written notice thereof to the Managers. Any such resignation shall take effect at the time specified therein or, if tile time be not specified, upon receipt thereof-, and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

     (c) Vacancies. The Managers may at any time or from time to tinie fill any vacancy among the officers of the Company,

     Section 4.11. Voting.
                   -------

     (a) Subject to Section 4. 11 (b) below any action to be taken or approved by the Managers hereunder must be taken or approved by a Majority Vote of the Managers and any action so. taken or approved shall constitute the act of the Board of Managers.

     (b) Notwithstanding the foregoing, without the consent of at least 80% of tile Managers then in office, the Board of Managers shall have no authority to:

     (i) merge or consolidate the Company with or into any other Person; or

     (ii) sell or transfer all or substantially all of the assets of the Company.

     Section 4.12. Annual Budget. By December 1st of each Fiscal Year, Goodhart and Wahrman shall approve an Annual Budget for the Company. Once the final Annual Budget has been so approved, the Company shall endeavor to follow and implement the Annual Budget unless modified or amended by both Goodhart and Walirman. In addition, any expenditure which exceeds any line item of the then applicable Annual Budget by inore than ten percent (10%) must be approved by both Goodhart and Wahrinan. To the extent a new Annual Budget is not approved prior to the beginning of a Fiscal Year, the terms of the prior year's Annual Budget shall continue to apply until a new Annual Budget is approved.

                                    ARTICLE V

                                     Members

     Section 5.1. Meetings of Members. Unless otherwise determined from time to time by tile Managers, tile annual meeting of the Members may be held at such time and in such place or places inside or outside of New York as tile Managers may from time or time determine as may be designated in the notice of meeting, such notice to be mailed at least five (5) days before tile date of the meeting or by delivering the same to such Member personally or by telephone or telefax at least one (1) day prior to the meeting, unless, in case of exigency a majority of the Members shall prescribe a shorter notice, to be given personally or by telephone, telefax, cable or wireless to all or any one or more Members at such address. A Member may waive notice of any meeting, before or after the date of the meeting, by delivering a signed waiver to the Company for inclusion in the minutes of the Company. A Manager's attendance at any meeting waives objection to lack of notice or defensive notice of the meeting.

     Section 5.2. Meetinas without Notice. Meetings of tile Members may be held at any time without notice when all the Members entitled to vote thereat are present in person.

     Section 5.3. Means of Communication. Any or all Members may participate in any annual or special Members' meeting by, or through the use of, any means of communication by which all Members participating may simultaneously hear each other during the meeting. A Member so participating is deemed to be present in person at the meeting.

     Section 5.4. Election of Manaizers. The Members may el ect Managers at an annual or special Members' meeting in accordance with the terms of Section 4.'l liereof. Each Manager shall hold office for-the term for which lie is elected until his successor has been elected.

     Section 5.5. Liabilily. A Member will not be personally liable for any debts or losses of the Company beyond its, his or her Capital Contribution.

     Section 5.6. Indemnification. The Company shall indeninify, to the full extent and under the circumstances permitted by New York Law, past, present or future Members of the Company, niade or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative by reason of tile fact that such person is or was a Member of the Company, or is or was an employee or agent of the Company.

     This right or indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by agreement, vote of Members or otherwise, and shall continue as to a person who has ceased to be a Member, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal representatives of such person. It is not intended that the provisions of this Section 5.6 be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of New York or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

     Section 5.7. Restriction of Members' Rights to Manage. Except as otherwise expressly provided herein, the Members shall have no voice, nor take any part in, nor interfere with the conduct, control or management of the business of the Company in their capacity as Members, nor shall the Members have the authority or power to vote for, or on behalf of, the Company or to bind the Company in any respect.

                                   ARTICLE VI

                             Accounting and Records

     Sect ion 6.1. Accounting and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with the [cash] method of accounting elected to be followed by the Company for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business.

     Section 6.2. Annual and Tax Information. The Tax Matters Manager shall use his best efforts to cause the Company to deliver to each Member, within ninety
(90) days after the end of each Fiscal Year, all information necessary for the preparation of such Member's federal income tax retum. The Tax Matters Manager shall also use his best efforts to cause the Company to prepare, within 120 days after the end of each Fiscal Year, a financial report of the Company for such Fiscal Year, containing a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of sources and applications of funds, and a statement of reconciliation of tile capital accounts of the Members.

     Section 6.3. Federal Income, Tax Elections, The Tax Matters Manager shall make all elections for federal income tax purposes on behalf of the Company.

                                   ARTICLE VII

                    Allocations; Distributions; and Interests

     Section 7.1. Allocation of Net Profits and Net LOSNCS. Subject to the special allocations set forth in this Article VII and Section 704(c) of tile Code, tile Net Profits and Net Losscs of the Company for each Fiscal Year of the Company shall be allocated to the Members pro rata in accordance with their Percentage Interests,

     Section 7.2. Distributions. Except as set forth in Section 7.3, distributions of Available Cash or such other property shall be made at such time as determined by tile Managers. Such distributions of Available Cash or other property shall be made to the Members pro rata in accordance with the Percentage Interests of such Member on the date set for Such distribution.

     Section 7.3. Tax Distributions. Subject to the requirements of applicable law, the Company shall make pro rata distributions of money with respect to Percentage Interests sufficient to pay the federal, state and local income taxes on tile Members' distributive share of the Company's income, loss, deduction or credit as determined under Section 702 of the Code. The Company shall (x) at least fifteen days prior to the due dates for the Merribers' obligations to make such payments, provide sufficient information to the Members to enable the Members to compute the amount of such federal, state and local income taxes owed, and (y) make such distributions at least five days prior to such due dates. In the event the Company is precluded by applicable law from making the distribution set forth above, the Company shall be obligated to make such distribution immediately at such time as allowable by applicable law. The pro rata distributions to be made to each Member pursuant to tl-ds provision shall be calculated using the highest marginal income tax rate (federal, state and local combined, but taking into account the deductibility of the state and local income tax from the federal income tax) applicable to any Member on such Members' distributive share of the Company's income, loss, deduction or credit as determined under Section 702 of the Code.

     Section 7.4. Tax Allocations.
                  ----------------

     (a) For federal, state and local income tax purposes, each item of income, gain, loss, deduction and credit of the Company shall be allocated among the Members as nearly as possible in the same manner as tile corresponding item of income, expense, gain or loss is allocated pursuant to the other provisions of this Article 7.

     (b) In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of tile Company shall, solely for tax purposes, be allocated among tile Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tak purposes and its initial book value.

     (c) In the event the book value of any Company asset is adjusted pursuant to Section 7.6 hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its book value (as adjusted) in the sarne manner as under Code Section 704(c) and the Regulations thereunder.

     (d) Any elections or other decisions relating to the allocations described in Sections 7.4(b) and 7,4(c) shall be made in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in ,An), way be takm into account in computing, any Member's Capital Account or share of Net Profits, Net Losses, other items, or distributions pursuant to any provision of this Agreement,

     Section 7.5. Revaluation of Company Property. The book values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de mininfis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as' consideration for an interest in the Company; and (c) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(a) and (b) above shall be made only if it is reasonably determined that such adjustments are necessary or appropriate to reflect the relative econornic interests of tile Members in the Company.

     Section 7.6. Allocation of Income and Loss and Distributions in Respect of Percentage Interests Transferred.

     (a) If any Percentage Interests in the Company are transferred or are increased or decreased by reason of the admission of a new Member or otherwise, during any Fiscal Year of the Company, each item of income, gain, loss, deduction, or credit of tile Company for such Fiscal Year shall be assigned pro rata to each day in tile particular period of such Fiscal Year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred) and the amount of each such item so assigned to any such day shall be allocated to the Member based upon the Member's respective Percentage Interests in the Company at the close of such day. For the purpose of accounting convenience and simplicity, the Company may treat a transfer of, or an increase or decrease in Percentage Interests which occurs at any time during a monthly period (commencing with tile monthly period including the date hereof) as having been consummated on the first day of such monthly period, regardless of when during such monthly period such transfer, increase, or decrease actually occurs (i.e., sales and dispositions made during any month may be deemed to have been made on the first day of such month).

     (b) Distributions of tile Company assets in respect of Percentage Interests shall be made only to the Members who, according to tile books and records of tile Company, are the holders of record of the Percentage Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member or Manager shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company, or the Member or Manager has knowledge or notice of any transfer or purported transfer of ownership of Percentage Interests. Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Percentage Interests in the Company as of the date such sale or other disposition occurs.

                                  ARTICLE VIII

                               Changes in Members

     Section 8.1. Restrictions on Transfer.

     (a) No Member shall be entitled to assign, convey, sell, encumber or in any way alienate ("Transfer") all or any part of its Percentage Interests or any interest therein, except in accordance with the terms of this Agreement. Any Transfer effected or purported to be effected, not in accordance with the terms and conditions of this Agreement, or to a person who has been adjudged incompetent or insane or to a person prohibited by law from owning Percentage Interests shall be void ab initio and shall not bind the Company.

     (b) Notwithstanding anything contained herein to the contrary, no Member may Transfer any Percentage Interests if such Transfer, alone or when combined with other transactions, would result in a termination of the Company within the meaning of Section 709 of the Code.

     Section 8.2. Permitted Transfers. Subject always to the provisions of Sections 8.1(b), 8.3 and 8.4 hereof:

     (a) A Member may at any time Transfer any or all of its Percentage Interests to a spouse and/or children of such Member or to trusts created for tile benefit of such spouse and/or children of such Member.

     (b) (i) A trustee may at any time Transfer any or all of the Percentage Interests owned by a trust to the grantor or settlor of the trust or the trust beneficiary or beneficiaries pursuant to the terms of the trust, (ii) a successor trustee, guardian or custodian may be appointed with respect to any Percentage Interests, (iii) the addition, withdrawal or. demise of a beneficiary or beneficiaries of a trust pursuant to the terms of the trust and by reason of the birth, death, marriage or divorce of any natural person, shall be permitted, and (iv) a Transfer by reason of the creation or termination of any guardianship or custodial arrangement or by the attainment by any natural person of a specific age shall be permitted.

     (c) A Member may make any other Transfer consented to in writing by all of the Percentage Interests of the other Members,

     (d) The foregoing'Transfers described in subsections (a), (b), and (c) are sometimes referred to herein collectively as the "Permitted Transfers" and, individually, as a "Permitted Transfer." Any transferee pursuant to a Permitted Transfer is sometimes referred to herein as a "Permitted Transferee."

     Section 8.3. Substitute Members. A transferee of Percentage Interests shall not be admitted as a Member (a "Substitute Member") in the Company and shall not be admitted to any of the rights of the Member who initially transferred the Percentage Interests to such transferee (other than the right to receive distributions), unless (i) tile requirements of this Article VIII are met, (ii) such Transfer has been consented to (which consent can be withheld for any reason) by all of the Members, (iii) such person executes an instrument satisfactory to the remaining Members accepting and adopting the terins and provisions of this Agreement, (iv) such person pays any reasonable expenses in connection with the Member's admission as a Substitute Member, and (v) the Percentage Interests subject to such Transfer have been registered under applicable federal mid state securities laws, or, if the transferee delivers an opinion of counsel satisfactory to the Company that registration under such laws is not required.

     Section 8.4. E ffect of Transfer. Any transferee of Percentage Interests in the Company shall take such Percentage Interests subject to restrictions on Transfer imposed by this Agreement. Notwithstanding anything contained herein to the contrary, no transferee of Percentage Interests shall have the right to participate in. the manage ' meat of the business and affairs of the Company, to vote, or become a Member, but shall only be entitled to receive the share of profits or other compensation by way of income and the return of contributions to which the transferor of such Percentage Interests in tile Company would otherwise be entitled until such time, and unless such transferee, becomes a Substitute Member in accordance with Section 8.3 hereof.

     Section 8.5. Purchase Agreement . Upon the occurrence of an Exercise Event, the Company shall purchase from the Member with respect to whom such Exercise Event has occurred or the representative of ~uch Member, as the case may be and any transferee of such Member who has received an interest pursuant to Section 8.2(a) or (b) (an "Allowed Transferee"), and such Member, representative of such Member or Allowed Transferee shall sell to the Company all, but not less than all, of the Percentage Interests owned by said Member or Allowed Transferee, at the Book Value per Percentage Interest (the "Purchase Price"). The closing (the "Closing") of the transfer of Percentage Interests pursuant to this Section 8.5 shall take place at 11:00 a.m., New York time, at the New York offices, of the. Company, sixty (60) business days following tile date of the Exercise Event to which such transfer is taking place, or at such other time or place as the parties may agree. At such closing, said Member, his representative or Allowed Transferee shall sell, convey, transfer and deliver to the Company full right, title and interest in and to tile Percentage Interests so purchased, free and clear of all liens, security interests or adverse claims of any kind and nature to tile Company, and the Company shall deliver to said Member, his representative or Allowed Transferee in full payment of the Purchase Price of the Percentage Interests purchased, immediately available funds in the amount of the aggregate Purchase Price of the Percentage Interests so purchased, to the extent of any insurance proceeds frorn insurance maintained by the Company on the life of such Member. The balance of the Purchase Price, if any, shall be paid in five equal installments, 20% of which shall be payable at tile Closing and tile balance in four equal annual installments, bearing interest at tile prime rate as published by Citibank, N.A. on the date of tile Closing, on each of the four succeeding anniversaries of the Closing.

                                   ARTICLE IX

                                   Termination

     Section 9.1. Termination of the Company. The Company shall be dissolved, its assets shall be disposed 6f, and its affairs wound up on the first to occur of the following:

     (a) A written consent of all of the Managers that the Company should be dissolved, or

     (b) The death, retirement, resignation, expulsion, Bankruptcy or dissolution of a Member (a "Former Member"), or the occurrence of any other event which terminates the continued membership of a Member in the Company (a "Dissolution Event"), unless the remaining Members unanimously consent to the continuation of tile business of the Company within ninety (90).days of the happening of such Dissolution Event; provided that at least two (2) Members remain. In the event that there is only one (1) remaining Member upon the occurrence of a Dissolution Event, the Company will terminate unless within ninety (90) days of the happening of such Dissolution Event, the trustee(s), personal representative(s) or heir(s) of the Former Member becomes a substitute Member of the Company or a new Member is admitted.

     Section 9.2. Distribution of Assets. In connection with the dissolution of the Company, and subject to applicable law:

     (a) If the Company is dissolved and its affairs are to be wound up, the Members shall (1) sell or otherwise liquidate all of the Company's assets as promptly as practicable, (2) allocate any profit or loss resulting from such sales to the Members in accordance with Article VII hereof, (3) discharge all liabilities of the Company (other than liabilities to Members), including all costs relating to the dissolution, winding-up, and liquidation and distribution of assets, (4) establish such reserves as may be reasonably necessary to provide for contingent liabilities of the Company, (5) discharge any liabilities of the Company to the Members other than on account of their interests in Company capital or profits, and (6) distribute the remaining assets in flie following order:

     (i) If any assets of the Company are to be distributed in kind, the net fair market value of such assets as of the date of dissolution shall be determined by independent appraisal or by agreement of the Members. Such assets shall be deerned to have been sold as of the date of dissolution for their fair market value, and the Capital Accounts of the Members shall be adjusted pursuant to the provisions of Article VII of this Agreement to reflect such deemed sale.

     (ii) The positive balance of each Member's Capital Account as determined after taking into account all Capital Account adjustments for the Company's taxable year during which the liquidation occurs, shall be distributed to the Members, either in cash or in kind, as determined by the Members, with any assets distributed in kind being valued for this purpose at their fair market value as determined pursuant to Section 9.2(a)(i). Any such distributions to the Members in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations.

     (b) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, if any Member has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company, and the negative balance of such Member's Capital Account shall not be considered a debt owed by such Member to the Company or to any otherperson for any purpose whatsoever.

     (c) Upon completion of the winding-up, liquidation and distribution of tile assets, the Company shall be deemed terminated.

                                    ARTICLE X

                                  Miscellaneous

     Section 10.1. Entire Agreement. This Agreement and the Articles of Organization constitute the entire agreement among the Members with respect to tile subject matter hereof, and supersede any prior agreement or understanding among the Members with respect to such subject matter.

     Section 10.2. Governing Law. This Agreement and tile rights of tile parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of New York.

     Section 10.3. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to tile benefit of the Members, and their respective distributees, successors and assigns.

     Section 10.4. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

     Section 10.5. Severability. If any provision of this Agreement, or tile application of such'provision to any person or circumstance, shall be held illegal, invalid, or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

     Section 10.6. Multiple Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

     Section 10.7. Additional Docurncrits and Acts. Each Member agrees to execute and deliver such additional documents and instrurnents and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

     Section 10.8. Notices. Any notice to be given or to be served upon the Company or any party hereto in connection with this Agreement must be in writing and will be deerned to have been given and received when delivered to the address specified by tile party to receive the notice. Such notices will be given to a Member at tile address specified in Exhibit A hereto. Any Member or the Company may, at any time by giving five (5) days' prior written notice to the other Members and the Company, designate any other address in substitution of the foregoing address to which such notice will be given.

     Section 10.9. Amendments. All amendments to this Agreement will be in writing and signed by all Members,


     Section 10.10. Power of Attorney.
                    ------------------

     (a) The Members hereby irrevocably make, constitute, and appoint tile Tax Matters Manager as their true and lawful attomey-in-fact to sign, execute, acknowledge, file and record with respect to this Company all instruments amending, restating or cancelling the Articles of Organization, that may be required or appropriate pursuant to the provisions of this Agreement, or otherwise under law, and to sign, execute, certify, acknowledge, file and record such other agreements, instruments or documents as may be required or appropriate (i) to reflect the exercise by the Managers of any of the po\,vers granted to them under this Agreement, (ii) to reflect the admission to tile Company of any Member, an increase in the Capital Contribution of any Member or any withdrawals, and (iii) that may be required of the Company or of the Members by the laws of tile State of New York or any other jurisdiction.

     (b) The Members hereby agree that the grant of tile foregoing power-ofattorney shall survive the delivery of an assignment by any Member of the whole or any part of his or her Percentage Interests in the Company, except that in the event that all assignee of such Percentage Interests has been admitted as a Substituted Member, as provided in Section 8.3, then the foregoing power-of-attorney of the assignor Member shall survive the delivery of such assignment for the sole purpose of enabling the Tax

Matters Manager to execute, acknowledge, and file any and all instruments necessary to effectuate such substitution.

     Section 10.11. Title To Company Property. Legal title to all property of the Company will be held and conveyed in the name of the Company.

     Section 10.12. Waivers. The failure of any party to seek redress for viol~tion of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, frorn having the effect of an original violation.

     IN WITNESS WHEREOF, the undersigned Members have duly executed this Agreement on the date first above written.



                                        ACCIDENT PREVENTION PLUS LLC


                                        By:  /s/  Richard Goodhart
                                             -----------------------------------
                                             Name:
                                             Title:  C.E. O.

ADDRESS:

700 Veterans Memorial Hwy.              /s/  Richard Goodhart
------------------------------          ----------------------------------------
Hauppaugh, New York 11788                    Richard Goodhart


       "         "                      /s/  Steven H. Wahrman
------------------------------          ----------------------------------------
       "         "                           Steven H. Wahrman
------------------------------

                                   EXHIBIT A



              Capital Contributions
              Upon Execution                Additional              Percentage
Members       of the Agreement              Contributions           Interests
-------       ----------------              -------------           ---------



Richard Goodhart      [   ]                       -                    61%
Steven H. Wahrman   $100,000                  $150,000                 39%
                                                                   -------
                                                                Total 100%